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Investors	News Media
Patty Campanile	Linda Megathlin
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pcampanile@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES B.V. ANNOUNCES THIRD QUARTER 2009 RESULTS

•
Third quarter 2009 net revenue was $302.5 million, which is a decrease of 16.2% from the third quarter 2008 net revenue of $361.0 million and an increase of 18.4% from second quarter 2009 net revenue of $255.4 million.

•
Third quarter 2009 Adjusted EBITDA[1] was $94.1 million, which is an increase of 10.7% from third quarter 2008 Adjusted EBITDA[1] of $85.0 million and an increase of 29.4% from the second quarter 2009 Adjusted EBITDA[1] of $72.7 million.

•	Third quarter 2009 net loss was $54.0 million versus net income of $72.5 million for the same period in 2008.

•	Third quarter 2009 Cash Net Income[3] was $43.9 million versus $23.4 million for the same period in 2008.

Almelo, the Netherlands – October 28, 2009 - Sensata Technologies B.V. announces results of its operations for the third quarter and nine months ended September 30, 2009.

Highlights of the Third Quarter and Nine Months Ended September 30, 2009

Third quarter 2009 net revenue was $302.5 million, a decrease of $58.5 million or 16.2% from the third quarter 2008 net revenue of $361.0 million and an increase of $47.1 million or 18.4% from the second quarter 2009 net revenue of $255.4 million.

Third quarter 2009 Adjusted EBITDA1 was $94.1 million, which was $9.1 million or 10.7% higher than the third quarter 2008 Adjusted EBITDA1 of $85.0 million and $21.4 million or 29.4% higher than the second quarter 2009 Adjusted EBITDA1 of $72.7 million.

Third quarter 2009 net loss was $54.0 million versus net income of $72.5 million for the same period in 2008.

Third quarter 2009 Cash Net Income3 was $43.9 million versus $23.4 million for the same period in 2008.

For the nine months ended September 30, 2009, net revenue was $796.9 million, which is a decrease of $358.2 million or 31.0% from $1,155.1 million from the same period in 2008.  Adjusted EBITDA1 was $222.6 million, which is a decrease of $62.4 million or 21.9% from Adjusted EBITDA1 of $285.0 million for the nine months ended September 30, 2008.  Net loss was $41.1 million versus a net loss of $82.3 million for the same period in 2008.  Cash Net Income3 was $75.0 million versus $96.2 million in the same period 2008.

The last twelve months (LTM) Pro-forma Adjusted EBITDA2 was $294.3 million for the period ended September 30, 2009 and $411.2 million for the period ended September 30, 2008.

The Company’s quarter ending cash balance was $198.2 million, which was $36.0 million higher than the June 30, 2009 cash balance of $162.2 million.

Tom Wroe, Chairman and Chief Executive Officer, said, “We are very pleased with our third quarter results.  The environment is a lot more positive than it was one year ago.  However, we continue to remain cautious as the global economy stabilizes.  We believe the worst is behind us but we will continue to monitor third party key indicators and changes in the end markets we serve.”  Mr. Wroe added, “The growth in our business is coming from end market growth, emerging market opportunities and application content growth with recent wins in all of these categories.  In addition we’re seeing growth from inventory replenishment.”

Jeff Cote, Chief Financial Officer, said “The cost actions that we previously implemented and the recent recovery in net revenue we are experiencing are driving solid margins in our business.  Even though net revenue declined by 16.2% from the third quarter of 2008, we experienced an increase of 10.7% in Adjusted EBITDA1.”  Mr. Cote added, “We are also actively managing our balance sheet, and this resulted in the growth of cash balances to $198.2 million and a reduction in our cash conversion cycle to 55.6 days.”

1,2,3 See Non-GAAP Measures for discussion of EBITDA, Adjusted EBITDA, Pro-forma Adjusted EBITDA, and Cash Net Income including a reconciliation of these measures to GAAP Net Income/(Loss).

Company Earnings Conference Call

The Company will conduct a conference call on Wednesday, October 28, 2009 at 11:00 AM eastern daylight time to discuss the financial results for its third quarter 2009.  The U.S. dial in number is 888-670-2260 and the non-U.S. number is 913-312-1516.  The passcode is 9240913.  For those unable to participate in the conference call, a replay will be available for one week following the call.  To access the replay, the U.S. dial in number 888-203-1112 and the non-U.S. dial in number is 719-457-0820.  The replay passcode is 9240913.  The replay will also be available on our website http://www.sensata.com.

About Sensata Technologies B.V.

Sensata Technologies B.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions.  Owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, Sensata employs approximately 9,000 people in nine countries. Our products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air conditioning, data, telecommunications, recreational vehicle and marine applications. For more information, please visit our web site at www.sensata.com.

Safe Harbor Statement

This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to: risks associated with the worldwide economic conditions; adverse developments in the automotive industry; the loss of one or more of our suppliers of raw materials; non-performance by our suppliers; continued pricing and other pressures from our customers; fluctuations in foreign currency exchange, commodity and interest rates; litigations and disputes involving us, including the extent of product liability and warranty claims asserted against us; and our failure to comply with the covenants contained in the credit agreement governing our Senior Secured Credit facility or our other debt agreements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings.  Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

Non-GAAP Measures

EBITDA, Adjusted EBITDA, Pro-forma Adjusted EBITDA, and Cash Net Income are non-GAAP financial measures.  Pro-forma Adjusted EBITDA is a required measure in our bank reporting.  We define EBITDA as earnings before interest, taxes, depreciation and amortization.  We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and one time charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, and other significant nonrecurring items.  We further adjust Adjusted EBITDA for pro-forma synergies and pro-forma adjustments for discontinued operations.  We calculate Cash Net Income by adjusting GAAP Net Income/(Loss) to exclude non-cash expenses, one time charges associated with becoming a stand-alone company and one time charges associated with becoming an SEC registrant, expenses incurred in connection with acquisitions, other significant non-recurring items, non-cash interest and taxes and depreciation and amortization related to asset step-up and intangible assets.  We believe Pro-forma Adjusted EBITDA and Cash Net Income provides investors with helpful information with respect to our operations.  This also provides a comparative metric to management and investors that is consistent across companies with different capital structures, depreciation policies and tax structures.  See the tables below which reconcile Net (Loss)/Income to EBITDA, Adjusted EBITDA, Pro-forma Adjusted EBITDA, and Cash Net Income.

The following (unaudited) tables reconcile Net (Loss)/Income to EBITDA, Adjusted EBITDA, and Cash Net Income for the third quarter 2009 and 2008:

($ in 000s)	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008

Net (Loss)/Income	$(54,024)	$72,535
Provision for income taxes	16,648	16,613
Interest expense, net	36,472	48,995
Depreciation and amortization	50,138	48,894
EBITDA[1]	49,234	187,037
Acquisition integration & financing costs, significant nonrecurring items and other	7,578	8,178
Restructuring associated with downsizing	678	―
Currency translation loss/(gain) on debt	34,984	(113,136)
Stock compensation, management fees and other	1,622	2,940
Adjusted EBITDA[1]	$94,096	$85,019

($ in 000s)	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008

Net (Loss)/Income	$(54,024)	$72,535
Acquisition integration & financing costs, significant nonrecurring items and other	7,578	8,178
Restructuring associated with downsizing	678	―
Currency translation loss/(gain) on debt	34,984	(113,136)
Stock compensation, management fees and other	1,622	2,940
Asset step-up and intangible asset, depreciation and amortization	38,670	38,831
Deferred tax	11,860	11,403
Non-cash interest	2,556	2,694
Cash Net Income[3]	$43,924	$23,445

1,3 See Non-GAAP measures for discussion of EBITDA, Adjusted EBITDA and Cash Net Income.

The following (unaudited) tables reconcile Net (Loss) to EBITDA, Adjusted EBITDA, Pro-forma Adjusted EBITDA and Cash Net Income for the nine months ended September 30, 2009 and 2008:

($ in 000s)	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Net (Loss)	$(41,135)	$(82,287)
Provision for income taxes	35,165	52,225
Interest expense, net	114,902	150,113
Depreciation and amortization	149,065	151,070
EBITDA[1]	257,997	271,121
Acquisition integration & financing costs, significant nonrecurring items and other	21,906	36,961
Impairment of goodwill & intangible assets	19,867	―
Restructuring associated with downsizing	10,869	―
Gain on extinguishment of debt	(120,123)	―
Currency translation loss/(gain) on debt	28,482	(29,227)
Stock compensation, management fees and other	3,580	6,103
Adjusted EBITDA[1]	$222,578	$284,958

LTM Adjusted EBITDA[1] before Pro-forma adjustments	$281,420	$384,063
Pro-forma acquisition synergies	8,502	27,150
Pro-forma adjustments for discontinued operations	4,414	―
LTM Pro-forma Adjusted EBITDA[2]	$294,336	$411,213

1,2,3 See Non-GAAP measures for discussion of EBITDA, Adjusted EBITDA, Pro-forma Adjusted
EBITDA and Cash Net Income.

($ in 000s)	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Net (Loss)	$(41,135)	$(82,287)
Acquisition integration & financing costs, significant nonrecurring items and other	21,906	36,961
Impairment of goodwill & intangible assets	19,867	―
Restructuring associated with downsizing	10,869	―
Gain on extinguishment of debt	(120,123)	―
Currency translation loss/(gain) on debt	28,482	(29,227)
Stock compensation, management fees and other	3,580	6,103
Asset step-up and intangible asset, depreciation and amortization	117,680	121,799
Deferred tax	26,338	33,860
Non-Cash Interest	7,529	8,969
Cash Net Income[3]	$74,993	$96,178

1,2,3 See Non-GAAP measures for discussion of EBITDA, Adjusted EBITDA, Pro-forma Adjusted
EBITDA and Cash Net Income.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Three Months	Three Months
	Ended	Ended
	September 30, 2009	September 30, 2008
Net revenue	$302,468	$361,005
Operating costs and expenses:
Cost of revenue	190,908	241,370
Research and development	3,569	10,142
Selling, general and administrative	71,272	73,923
Restructuring	4,495	2,487
Total operating costs and expenses	270,244	327,922
Profit from operations	32,224	33,083
Interest expense, net	(36,472)	(48,995)
Currency translation (loss)/gain and other	(33,128)	107,393
(Loss)/Income from continuing operations before taxes	(37,376)	91,481
Provision for income taxes	16,648	16,613
(Loss)/Income from continuing operations, net of taxes	(54,024)	74,868
Loss from discontinued operations, net of taxes	—	(2,333)
Net (Loss)/Income	$(54,024)	$72,535

* Certain amounts in the prior period have been re-classified to allow comparison to current year.

SENSATA TECHNOLOGIES B.V.
Condensed Consolidated Statement of Operations
(Unaudited)

($ in 000s)
	Nine Months	Nine Months
	Ended	Ended
	September 30, 2009	September 30, 2008
Net revenue	$796,855	$1,155,070
Operating costs and expenses:
Cost of revenue	521,154	774,345
Research and development	12,692	31,361
Selling, general and administrative	209,903	239,546
Impairment of goodwill and intangible assets	19,867	—
Restructuring	18,033	7,692
Total operating costs and expenses	781,649	1,052,944
Profit from operations	15,206	102,126
Interest expense, net	(114,902)	(150,113)
Currency translation gain and other	94,121	27,491
(Loss) from continuing operations before taxes	(5,575)	(20,496)
Provision for income taxes	35,165	52,225
(Loss) from continuing operations, net of taxes	(40,740)	(72,721)
Loss from discontinued operations, net of taxes	(395)	(9,566)
Net (Loss)	$(41,135)	$(82,287)

* Certain amounts in the prior period have been re-classified to allow comparison to current year

SENSATA TECHNOLOGIES B.V.

Notes to (unaudited) Condensed Consolidated Statement of Operations

Basis of Presentation

The accompanying (unaudited) Condensed Consolidated Statement of Operations does not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial information reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of our operations for the interim periods presented. This information should be read in conjunction with the consolidated and combined financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the interim financial statements included in the Company’s Form 10-Q for the periods ended June 30, 2009, March 31, 2009 and the interim financial statements to be included in the Company’s Form 10-Q for the period ended September 30, 2009.

U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.